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                                BDO Seidman, LLP
                          Accountants and Consultants

[LOGO] BDO(R)
                                                 700 N. Pearl Street, Suite 2000
                                                 Dallas, Texas 75201-2628
                                                 Telephone: (214) 969-7007
                                                 Fax: (214) 953-0722



EXHIBIT 16


July 30, 2002



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 25, 2002, to be filed by our former client, Earthcare Company. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,






/s/ BDO Seidman, LLP

BDO Seidman, LLP